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                                                                    EXHIBIT 10.7





                              AMENDED AND RESTATED

                    MANAGEMENT INFORMATION SERVICES AGREEMENT

                            Effective January 1, 1995






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                                      116

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
I.      Definitions...........................................................1
               Section 1.1  AGI and Its Subsidiaries..........................1
               Section 1.2  ALFC and Its Subsidiaries.........................1
               Section 1.3  Coordinating Committee............................1
               Section 1.4  Licensee..........................................1
               Section 1.5  Management Information Services...................1
               Section 1.6  Methods/Procedures................................2
               Section 1.7  Mutual and Its Subsidiaries.......................2
               Section 1.8  PC................................................2
               Section 1.9  PC Support........................................2
               Section 1.10 Pooling Agreement.................................2
               Section 1.11 Pool Participants.................................2
               Section 1.12 Programming/Development...........................2
               Section 1.13 Software..........................................2

II.     Services To Be Performed..............................................3
               Section 2.1  General MIS.......................................3
               Section 2.2  PC Support........................................3
               Section 2.3  PC Maintenance....................................3
               Section 2.4  PC Rating Disc Updates............................3
               Section 2.5  Agency Automation.................................3
               Section 2.6  Flexible Premium Payment Plans....................3
               Section 2.7  Printing..........................................4
               Section 2.8  Policy Assembly...................................4
               Section 2.9  Postage/Mail Processing...........................4
               Section 2.10 Supply Services...................................4
               Section 2.11 Telephone/Communications..........................4
               Section 2.12 Equipment Leasing.................................4
               Section 2.13 License of Software...............................5
               Section 2.14 Other Services....................................5
               Section 2.15 ALIC Rights.......................................6

III.    Payment For Services..................................................6
               Section 3.1  General...........................................6
               Section 3.2  Fees..............................................6

IV.     Term, Termination, and Change of Control..............................6
               Section 4.1  Term and Termination..............................6
               Section 4.2  Change of Control of ALFC.........................6
               Section 4.3  Change of Control of AGI..........................7

V.      Dispute Resolution....................................................7
               Section 5.1  AGI and Its Subsidiaries..........................7
               Section 5.2  Mutual and Its Subsidiaries.......................8
               Section 5.3  ALFC and Its Subsidiaries.........................8
               Section 5.4  All Other Disputes................................8
               Section 5.5  Arbitration.......................................8

VI.     Confidential Information and Trade Secrets............................9
               Section 6.1  Obligation to Keep Confidential ..................9

VII.    Miscellaneous........................................................10
               Section 7.1  Assignment.......................................10
               Section 7.2  Waiver; Remedies.................................10
               Section 7.3  Permissive Release of Confidential Information...10
               Section 7.4  Notices..........................................11
               Section 7.5  Governing Law....................................11
               Section 7.6  Enforceability...................................11
               Section 7.7  Survival of Representations, Warranties,
                            and Covenants....................................11
               Section 7.8  Counterparts ....................................11
               Section 7.9  Headings.........................................11
               Section 7.10 Entire Agreement.................................11
               Section 7.11 Amendments.......................................12
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                                      117


Signature Page...............................................................13

Addendum A

Addendum B



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                                      118


                              AMENDED AND RESTATED
                    MANAGEMENT INFORMATION SERVICES AGREEMENT

        THIS AGREEMENT is made as of this ____ day of December, 1995, to be effective January 1, 1995, by and among ALLIED Group Information Systems, Inc. ("AGIS"), ALLIED Mutual Insurance Company ("Mutual"), ALLIED Group, Inc. ("AGI"), AMCO Insurance Company ("AMCO"), ALLIED General Agency Company ("AGA"), ALLIED Group Mortgage Company ("AGMC"), ALLIED Group Leasing Corporation ("AGLC"), ALLIED Life Financial Corporation ("ALFC"), ALLIED Life Insurance Company ("ALLIED Life"), ALLIED Life Brokerage Agency ("ALBA"), ALLIED Group Merchant Banking Corporation ("AGMBC"), and ALLIED Group Insurance Marketing Company ("AGIMC"). Mutual, AGI, AMCO, AGA, AGMC, AGLC, ALLIED Life, ALBA, ALFC, AGMBC, and AGIMC shall be hereinafter referred to collectively as the "Companies".

                                   WITNESSETH:

        WHEREAS, the Companies and AGIS entered into an Amended and Restated Management Information Services Agreement effective January 1, 1994 (the "Agreement") on February 27, 1995; and

        WHEREAS, the parties desire to amend and restate the terms of the Agreement to update the fees and other services that AGIS is providing to the Companies for the 1995 calendar year.

        NOW, THEREFORE, in consideration of the foregoing premises, and for and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

                                 I. DEFINITIONS

        1.1. "AGI and Its Subsidiaries" shall mean the following companies which are parties to this Agreement: AGI, AMCO, AGA, AGMC, AGLC, and AGIS.

        1.2 "ALFC and Its Subsidiaries" shall mean the following companies which are parties to this Agreement: ALFC, ALLIED Life, ALBA and AGMBC.

        1.3. "Coordinating Committee" shall mean the joint meeting of the coordinating committees established by Mutual, AGI, and ALFC in accordance with their respective bylaws or pursuant to resolution for the purpose, among others, of resolving issues under this Agreement.

        1.4   "Licensee" shall mean AMCO.

        1.5. "Management Information Services" or "MIS" shall mean the Programming/Development, Methods/Procedures, processing, and support of all insurance-related information and data functions, including, but not limited to, policy processing, claims processing, data processing, accounting, billing, rating, marketing, recordkeeping, statistical and regulatory reporting, and

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                                      119


insurance-related services necessary or helpful in the operation of the Companies. MIS does not include: (a) third-party data processing services provided to any of the Companies by contract; (b) processing flexible premium payment plans; or (c) printing services, unless otherwise provided herein.

        1.6. "Methods/Procedures" shall mean studies or work flow analysis, training on software systems, and other computer support.

        1.7. "Mutual and Its Subsidiaries" shall mean the following companies which are parties to this Agreement: Mutual and AGIMC.

        1.8. "PC" shall mean personal computer.

        1.9. "PC Support" shall mean PC installation, training, and assistance, but shall not include PC maintenance.

        1.10. "Pooling Agreement" shall mean the Second Amended and Restated Reinsurance Pooling Agreement dated December 14, 1992, as amended February 18, 1993, pursuant to which AMCO as the pool administrator provides certain services to Mutual, ALLIED Property and Casualty Insurance Company, and Depositors Insurance Company.

        1.11. "Pool Participants" shall mean AMCO, Mutual, ALLIED Property and Casualty Insurance Company, and Depositors Insurance Company.

        1.12. "Programming/Development" shall mean the analysis, design, programming, and development of PC and mainframe Software and shall include mainframe Software consulting and maintenance services. The maintenance services shall include, but not be limited to, error corrections, enhancements, and updates. Programming/Development shall not include those programming functions performed by any of the Companies on personal computers, which are generally limited to actuarial functions, unique branch office recordkeeping requirements, and internal accounting reports.

        1.13. "Software" shall mean any and all computer programs, models, plans, outlines, packages, or systems thereof and related documentation or manuals as developed, or which may be developed in the future by AGIS, and used by the Companies for MIS, but does not include those computer programs which are used by any of the Companies pursuant to license agreements with third parties.

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                                      120


                          II. SERVICES TO BE PERFORMED

        2.1. General MIS. AGIS shall provide all MIS required by AMCO, ALLIED Life, AGI's human resources department, and AGIMC. The MIS to be provided during the term of this Agreement shall be substantially the same as those services presently provided to or utilized by AMCO, ALLIED Life, AGI's human resources department, and AGIMC as of the effective date of this Agreement. In addition, AGIS shall provide MIS to any of the Companies if requested by such Companies. The scope and extent of MIS provided under this Agreement may be amended or modified from time to time by written agreement between AGIS and the party receiving the MIS.


        2.2. PC Support. AGIS shall provide PC Support to AMCO, ALLIED Life, ALBA, AGI's human resources department, AGA, AGMC, AGLC, AGMBC, and AGIMC. AGIS shall also provide AGIMC with PC Support for its phone system.

        2.3. PC Maintenance. AGIS will assist in coordinating with each of the Companies for third-party vendor maintenance on the personal computers, and each of the Companies shall be responsible for payment to such third-party vendor.

        2.4. PC Rating Disc Updates. AGIS shall provide to AMCO custom software updates to the branch office PC rating discs.

        2.5. Agency Automation. AGIS shall provide to AMCO access to data processing on an automated management and accounting ("AMANDA+") data processing system which will be offered by the Pool Participants to certain of their insurance agencies until December 31, 1995 and AGIS and the Pool Participants will negotiate, in good faith, fees applicable to this continued service.

        2.6. Flexible Premium Payment Plans. AGIS shall perform the processing, billing, scanline, and remittance services with regard to the flexible premium payment plan offered by the Pool Participants to their insureds. All service charges and reinstatement fees assessed to insureds pursuant to the flexible premium payment plan shall be retained by the Pool Participants. AGIS also shall perform the remittance services for the Motor Club of Iowa Insurance Company pursuant to the Assumption Reinsurance Agreement between AMCO and the Motor Club of Iowa Insurance Company. It is contemplated that AMCO may enter similar agreements with other insurance companies for which AGIS will perform processing, billing, scanline, or remittance services for these other insurance companies, and AGIS agrees to provide such services provided that AMCO obtains AGIS' written consent prior to entering such agreements. AMCO shall be responsible for payment to AGIS for the services rendered with respect to the

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                                      121


flexible premium payment plan and the remittance services for the Motor Club of Iowa Insurance Company and other insurance companies which may be provided these services as contemplated above.

        2.7.  Printing.

              (a) Forms and Reports. AGIS shall generate the following data and record output for AMCO and ALLIED Life: (i) policy forms, (ii) claim forms,
(iii) billing forms, and (iv) internal reports not generated by personal computers. AGIS shall generate internal reports for AGI's human resources department which cannot be generated by personal computers.

              (b) Typesetting and Other Printing. AGIS shall provide typesetting services to such Companies requesting typesetting services. Any other printing services including, but not limited to, specialty printing or brochures, shall be provided by AGIS to the Companies, or any of them, if requested.

        2.8. Policy Assembly. AGIS shall provide policy assembly for AMCO and ALLIED Life. The policy assembly shall include the preparing, handling, and mailing of insurance policies.

        2.9. Postage and Mail Processing. AGIS shall provide mail processing for the offices of the Companies which are located in Polk County, State of Iowa. This mail processing shall include internal and external distribution of mail among such Companies and to the proper post office facilities and may include inserting and sorting mail services.

        2.10. Supply Services. For those Companies which desire to use the supply service, AGIS shall administer and manage the storage, warehousing, and distribution of the inventory of office supplies owned by such Companies. The supply service provided by AGIS shall include, but not be limited to, the ordering of paper used in processing forms for AMCO and ALLIED Life.

        2.11. Telephone and Communications. AGIS shall provide telephone equipment, long-distance communication services, or both, for such Companies requesting equipment and/or service upon mutually agreeable terms and conditions. AGIS shall also provide computer and telephone port access to those Companies which office at 701 Fifth Avenue, Des Moines, Iowa.

        2.12. Equipment Leasing. AGIS shall lease to each of AMCO, ALLIED Life, AGI, and AGIMC certain electronic data processing equipment as agreed to by the parties and under such specific lease term and fees as follows:

              (a) Reports will be given to AMCO, ALLIED Life, AGI, and AGIMC by AGIS on a monthly basis which shall identify the items of equipment subject to the lease (the "Equipment"). For each item of Equipment, the report shall specify any serial or model number, the term of the lease,

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                                      122


        the monthly lease fee, the Equipment location, and the amount of lease deposit, if any.

              (b) AGIS shall be responsible for the installation of the Equipment and for the coordination of any movement of such Equipment.

              (c) AMCO, ALLIED Life, AGI, and AGIMC shall notify AGIS if there is a change in the location of each piece of leased Equipment.

              (d) AMCO, ALLIED Life, AGI, and AGIMC shall be responsible for the use and maintenance of the Equipment and shall bear all risks of loss, theft, damage, or destruction of the Equipment.

              (e) The Equipment shall have no warranties, and AGIS supplies the Equipment "as is".

              (f) At the expiration of the lease term for each item of Equipment, the lease term will automatically extend on a month-to-month basis unless AMCO, ALLIED Life, AGI, or AGIMC provide AGIS with 30 days written notice of termination for identified equipment.

              (g) After the expiration of the lease term for each item of Equipment, AMCO, ALLIED Life, AGI, and AGIMC shall promptly return to AGIS the Equipment unencumbered and in the same operating order, repair, condition, and appearance as when received (excepting only reasonable wear and tear resulting from proper use).

              (h) This lease may be assigned and may be terminated by AMCO, ALLIED Life, AGI, and AGIMC with thirty (30) days written notice.

              (i) This lease shall be construed and interpreted under the laws of the State of Iowa.

        2.13 License of Software. AGIS shall license Software to the Licensee pursuant to the License Agreement effective January 1, 1993 which is incorporated into this Agreement and is included as Addendum A hereto. AGIS recognizes that AMCO, the Pool Participants, Motor Club of Iowa Insurance Company, and other third-party insurance companies which AMCO may enter into agreements with and AGIS may consent to, will utilize the Software set forth in Addendum A. In the event of a termination of this Agreement, the License Agreement will continue in effect in perpetuity.

        2.14. Other Services. Any other services provided by AGIS to the Companies, or any of them, shall be negotiated between AGIS and such company on such terms and conditions as are mutually agreeable.

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                                      123


        2.15. ALIC Service Rights. AGIS shall have a right of first refusal to provide MIS to ALIC. Prior to ALIC obtaining MIS from a source other than AGIS, ALIC shall present its requirements to AGIS in the form of a specifications sheet which will include a description of the services requested and a pricing target or range, and AGIS shall within 30 days (i) provide the MIS as specified by ALIC at the pricing target or within the range or (ii) decline in writing to provide the MIS. If AGIS declines in writing to provide the MIS, ALIC shall be entitled to seek and obtain such MIS from whatever source available.

                            III. PAYMENT FOR SERVICES

        3.1. General. The fees described in this Article III may be renegotiated in the future at the agreement of the affected parties. The amount of the renegotiated fee to be paid by any of the Companies shall reflect any market prices charged by AGIS under agreements with, or available to the Companies from, unaffiliated third parties for similar services; provided, however, that the services requested and provided to the Companies under this Agreement and contracted to or available from unaffiliated third-party purchasers of AGIS' services are reasonably comparable. If there are no unaffiliated third-party comparisons available, the fees shall be renegotiated on an arm's length basis.

        3.2. Fees. The Companies shall pay the fees set forth in Addendum B to this Agreement.

                  IV. TERM, TERMINATION, AND CHANGE OF CONTROL

        4.1. Term and Termination. This Agreement shall be effective on January 1, 1995 and shall continue in effect until December 31, 2004, and shall continue thereafter unless prior to December 31, 2002, a party to this Agreement delivers to the other parties a written notice that such party intends to cease participation and terminate the Agreement as to it on December 31, 2004 or as of a specified date thereafter. This Agreement may be terminated by a party to this Agreement, as to such party's participation in the Agreement, effective after December 31, 2004, provided that such party has given written notice of termination to the others at least two (2) years prior to the proposed termination date. In the event of a termination of this Agreement, the License Agreement will continue in effect in perpetuity.

        4.2. Change of Control of ALFC. In the event of a Change of Control (as hereinafter defined in this section) of ALFC, either Mutual or AGI may, in its sole discretion, at any time after such Change of Control: (i) terminate the Intercompany Operating Agreement ("IOA Agreement") and this Agreement upon six
(6) months notice to ALFC; (ii) extend the term of the IOA Agreement and this Agreement for up to ten (10) additional years beyond December 31, 2004 upon six

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(6) months notice to ALFC; or (iii) allow such agreements to continue in effect.
"Change of Control" for purposes of this section shall mean an event whereby a person, group, or entity that is not affiliated with ALFC or Mutual acquires the ownership of 50% or more of the voting stock of ALFC. A person, group, or entity "affiliated" with ALFC or Mutual shall mean a person, group, or entity that
directly  or  indirectly  through  one  or  more  intermediaries   controls,  is
controlled by, or is under common control with ALFC or Mutual.

        4.3   Change of Control of AGI.

        (a) In the event of a Change of Control (as hereinafter defined in this section) of AGI, Mutual may, in its sole discretion, at any time after such Change of Control: (i) terminate all three of the Pooling Agreement, IOA Agreement, and this Agreement upon six (6) months notice to AGI; (ii) extend the term of the Pooling Agreement, IOA Agreement, and this Agreement for up to ten
(10) additional years beyond December 31, 2004 upon six (6) months notice to AGI; or (iii) allow such agreements to continue in effect. "Change of Control" for purposes of this section shall mean an event whereby a person, group, or entity that is not affiliated with AGI or Mutual acquires the ownership of 50% or more of the voting stock of AGI. A person, group, or entity "affiliated" with AGI or Mutual shall mean a person, group, or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with AGI or Mutual.

        (b) In the event of a Change of Control (as hereinafter defined in this section) of AGI, ALFC may, in its sole discretion, at any time after such Change of Control: (i) terminate both the IOA Agreement and this Agreement upon six (6) months notice to AGI; (ii) extend the term of the IOA Agreement and this Agreement for up to ten (10) additional years beyond December 31, 2004 upon six
(6) months notice to AGI; or (iii) allow such agreements to continue in effect. "Change of Control" for purposes of this section shall mean an event whereby a person, group, or entity that is not affiliated with AGI or Mutual acquires the ownership of 50% or more of the voting stock of AGI. A person, group, or entity "affiliated" with AGI or Mutual shall mean a person, group, or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with AGI or Mutual.

                              V. DISPUTE RESOLUTION

        5.1. AGI and Its Subsidiaries. Any controversy, claim, or dispute arising out of or relating to this Agreement, or breach thereof, among or between AGI and Its Subsidiaries shall be resolved by AGI's Board of Directors, the decision of which shall be binding.
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                                      125


        5.2. Mutual and Its Subsidiaries. Any controversy, claim, or dispute arising out of or relating to this Agreement, or breach thereof, among or between Mutual and Its Subsidiaries shall be resolved by Mutual's Board of Directors, the decision of which shall be binding.

        5.3. ALFC and Its Subsidiaries. Any controversy, claim, or dispute arising out of or relating to this Agreement, or breach thereof, among or between ALFC and Its Subsidiaries shall be resolved by ALFC's Board of Directors, the decision of which shall be binding.

        5.4. All Other Disputes. All other disputes under this Agreement shall be referred for resolution to the Coordinating Committee. Each of the coordinating committees of Mutual, AGI, and ALFC (a) has the right to participate in each and every Coordinating Committee deliberation unless it elects to abstain therefrom and (b) has one vote which shall be cast for or against any such decision unless it elects to abstain. Each such coordinating committee shall be comprised of two persons, one of whom shall constitute a quorum for the transaction of any business. All decisions of the Coordinating Committee must be unanimous, except for abstentions. All decisions of the Coordinating Committee are binding on the parties hereto.

        5.5. Arbitration. If a controversy, claim, or dispute cannot be resolved by the Coordinating Committee pursuant to Section 5.4, then it will be submitted to arbitration as set forth hereafter.

              (a) Consent to Arbitration. Each party to this Agreement hereby consents and agrees that any dispute between the parties hereto with respect to the interpretation, performance, or breach of any of the terms of this Agreement or the transactions contemplated hereby which cannot be resolved by the Coordinating Committee shall be referred to arbitration conducted in accordance with the rules and procedures of the American Arbitration Association ("AAA"), upon written request of the disputing party hereto delivered to the party with which it has a dispute. Within thirty (30) days of the delivery of such written notice, each party involved shall nominate an AAA-licensed arbitrator (the "Party Arbitrators"). Within thirty (30) days of their nomination, if there are two Party Arbitrators, the Party Arbitrators shall select a third AAA-licensed arbitrator (the "Third-Arbitrator") and shall give the parties hereto written notice of such choice. If there are three parties to the dispute and each party selects a Party Arbitrator, the three Party Arbitrators selected shall constitute the Arbitrators without further selection. If there are more than three parties to the dispute, the parties to this Agreement agree that Mutual shall represent Mutual and Its Subsidiaries, ALFC shall represent ALFC and Its Subsidiaries, and AGI shall represent AGI and Its Subsidiaries.

              (b) Authority of Arbitrators. The arbitrators shall be empowered to decide all issues submitted to arbitration using principles of law and equity and, if required, by application of any customary practices in the insurance and reinsurance industries. The arbitrators shall be relieved of all judicial formalities and shall not be required to follow any rules of evidence except as such rules may be imposed on arbitration proceedings conducted in accordance with the laws of the State of Iowa, but the arbitrators shall attempt to enforce the intents and purposes of this Agreement to the extent practicable and in accordance with Iowa law. The decision of a majority of the arbitrators shall be final and binding on each of the parties to the arbitration proceeding.

              (c) Expenses; Location. Each party to the dispute shall bear the expenses of its respective Party Arbitrator. If only two parties are involved in the arbitration, the involved parties shall jointly share all other expenses of the arbitration proceeding and the expenses of the Third Arbitrator. The arbitration proceeding shall take place at Des Moines, Iowa unless another location is mutually agreed upon by the parties. The arbitration proceeding shall be governed by the laws of the State of Iowa. The parties hereto hereby agree that any information respecting any matters submitted to arbitration in accordance with the foregoing or any aspect of the arbitration proceeding itself shall be treated as confidential and will not be disclosed to anyone not employed or acting on behalf of a party hereto in connection with such arbitration or used at any time in any manner that is adverse to the interests of either party hereto but, in any such case, such information may be disclosed if such disclosure is made in connection with either party's prosecution or defense of any legal proceedings or if such disclosure is required pursuant to a subpoena or other legal order issued by any judicial or regulatory body or is otherwise required by law.

              (d) Restriction. Anything set forth herein to the contrary notwithstanding, with respect to any issue to be determined by arbitration, each of the parties to the arbitration proceeding shall submit in writing to the arbitrators the party's proposed resolution of such issue. The arbitrators shall be constrained in their decision relating to such issue to select only between the proposed resolutions of the parties, and the arbitrators shall have no discretion to fashion any compromise or other resolution of the issue submitted for arbitration.

                 VI. CONFIDENTIAL INFORMATION AND TRADE SECRETS

        6.1.  Obligation to Keep Confidential.



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                                      127


              (a) Each party to this Agreement shall keep confidential, except as the other party or parties may otherwise consent in writing, and, except for the other parties' benefit, not disclose or make any use of at any time and for any purpose whatsoever, any trade secrets, confidential information, knowledge, data, trademarks or trade names, or other information of any of the Companies to their products, know-how, designs, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Companies or any of their clients, customers, consultants, licensees, or affiliates, which the party has obtained or may obtain, or otherwise acquire during the course of contacts, discussions, negotiation, or agreement with any of the other parties, except as herein provided (hereafter, collectively, "Confidential Information"). No party shall deliver, reproduce or in any way allow any Confidential Information of the other parties or any documentation relating thereto, to be delivered to or used by any third parties without specific written direction or consent of a duly authorized officer of the other party.

              (b) Upon termination of this Agreement for any reason whatsoever each party shall promptly surrender and deliver to each other party all records, materials, equipment, drawings, documents, data, and all Confidential Information of the other parties and shall not retain any description containing or pertaining to any Confidential Information of the other parties, unless otherwise consented to in writing by a duly authorized officer of the other party.


                               VII. MISCELLANEOUS

        7.1. Assignment. This Agreement, including any or all rights and obligations hereunder, shall not be assigned by any of the parties to any third party without the prior written consent of all of the other parties. Except as otherwise provided in this Agreement, the obligations and rights of the parties shall be binding upon and inure to the benefit of any assignee, transferee, successor, or receiver of each of the parties.

        7.2 Waiver; Remedies. No delay or omission of any party to this Agreement to exercise any right or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein; and any single or partial exercise of any such right or power shall not preclude other or further exercise thereof or the exercise of any other right. In addition to any rights granted herein, the parties hereto shall have and may exercise any and all rights and remedies now or hereafter provided by law except as may be limited by Section V of this Agreement.

        7.3 Permissive Release of Confidential Information. Notwithstanding the provisions of Section VI of this Agreement, any Confidential Information may be used in connection with any arbitration relating to the transactions contemplated by this Agreement and such information may be disclosed if such disclosure is made in connection with the parties' prosecution or defense of any legal proceedings or if such disclosure is required pursuant to a subpoena or other legal order issued by any judicial or regulatory body or is otherwise required by law.

        7.4 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by certified or registered mail (return receipt requested) to the party at its address as set forth on the signature page of this Agreement. Any notice given as provided in this Section 7.4, if given personally, shall be effective upon delivery, or if given by certified or registered mail, shall be effective three days after deposit in the mail. Any party hereto may change the address at which it is to be given notice by giving notice to the other party as provided in this Section 7.4.

        7.5 Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Iowa and shall be construed and interpreted under the laws of such state applicable to contracts made and to be performed entirely within such state.

        7.6 Enforceability. If any one or more of the covenants, agreements, provisions, or other terms of this Agreement shall be for any reason whatsoever determined to be invalid, then such terms shall be deemed severable from the remaining terms of this Agreement and shall in no way affect the validity or enforceability of the other terms of this Agreement and such invalid terms shall be replaced by valid terms bearing the closest possible similarity in substance so that the intentions and purposes being the basis of this Agreement could be enforced to the greatest extent permitted by law.

        7.7 Survival of Representations, Warranties, and Covenants. All covenants, agreements, representations, and warranties made in this Agreement by any of the parties hereto, including but not limited to, the indemnification provisions set forth herein, shall be effective on the effective date hereof and thereafter.

        7.8 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7.9 Headings. The headings in the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

        7.10 Entire Agreement. This Agreement, including the schedules and addenda referred to herein and any documents executed by the parties simultaneously herewith constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, between the parties with respect to the transactions contemplated herein. Provided, however, the foregoing shall not operate or be construed to prohibit proof of prior understandings and agreements between or among the parties to the extent necessary to properly construe or interpret this Agreement.

        7.11  Amendments.   Any  changes  to  this  Agreement  and  any  further
obligations of the parties to each other must be in writing and executed by their respective duly authorized officers.

        IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Management Information Services Agreement to be signed by their duly-authorized officers all as of the date and year first written above.

ALLIED Mutual Insurance Company               ALLIED Group, Inc.
701 5th Ave.                                  701 5th Ave.
Des Moines, IA 50391-2000                     Des Moines, IA  50391-2000

By:S/S Douglas L. Andersen                    By:S/S Jamie H. Shaffer
   -------------------------------               -------------------------------
Title:  President                             Title:  President
       ---------------------------                   ---------------------------

AMCO Insurance Company                        ALLIED General Agency Company
701 5th Avenue                                701 5th Ave.
Des Moines, IA 50391-2013                     Des Moines, IA  50391-2002

By:S/S Douglas L. Andersen                    By:S/S Thomas K. Fever
   -------------------------------               -------------------------------
Title:  President                             Title:  Vice President
       ---------------------------                   ---------------------------

ALLIED Life Financial                         ALLIED Group Leasing Corporation
Corporation
701 5th Ave.                                  701 5th Ave.
Des Moines, IA  50391-2003                    Des Moines, IA  50391-2015

By:S/S Samuel J. Wells                        By:S/S Jamie H. Shaffer
   -------------------------------               -------------------------------
Title:  President                             Title:  President
       ---------------------------                   ---------------------------

ALLIED Group Mortgage Company                 ALLIED Life Insurance Company
1701 48th St.                                 701 5th Ave.
West Des Moines, IA  50391-2009               Des Moines, IA  50391-2003

By:S/S Rolland K. Riley                       By:S/S Samuel J. Wells
   -------------------------------               -------------------------------
Title:  President                             Title:  President
       ---------------------------                   ---------------------------

ALLIED Group Merchant Banking                 ALLIED Group Insurance
Corporation                                   Marketing Company
701 5th Ave.                                  701 5th Ave.
Des Moines, IA  50391-2003                    Des Moines, IA  50391-2010

By:S/S Paul G. McGillivray                    By:S/S William G. Stevenson
   -------------------------------               -------------------------------
Title:  President                             Title:  President
       ---------------------------                   ---------------------------

ALLIED Group Information                      ALLIED Life Brokerage Agency
Systems, Inc.
701 5th Ave.                                  701 5th Ave.
Des Moines, IA  50391-1002                    Des Moines, IA  50391-2003

By:S/S Bob O. Myers                           By:S/S Samuel J. Wells
   -------------------------------               -------------------------------
Title:  President                             Title:  President
       ---------------------------                   ---------------------------

                                   ADDENDUM A

                               LICENSE OF SOFTWARE

This Computer Software License Agreement ("Agreement") between ALLIED Group Information Systems, Inc. ("AGIS") and AMCO Insurance Company ("Licensee") shall be effective January 1, 1993.

1.      Definitions.

        1.1. "Distribution" or "to distribute" means any act or failure to act by Licensee, its employees, or its agents which violates accepted business practices for protecting the confidentiality of computer software and which results, directly or indirectly, in the possession of the Software Product by any person(s) or entity(ies) other than AGIS or Licensee for any purpose other than Licensee's business operations.

        1.2. "Documentation" means the written description of a computer program in the form of a manual(s) which shall accompany the Program in order to assist the Licensee.

        1.3. "Mainframe Computer" means a large computer occupying a specially air-conditioned room and supporting typically 100-500 users at a time.

        1.4. "Object Code" means the Program after compilation or interpretation and in a form understandable only to a computer unless disassembled.

        1.5. "Personal Computer" means a computer designed to be used by only one person.

        1.6. "Program" means the computer programs and modules thereof in Source Code. A "computer program" is an organized set of instructions developed for the purpose of causing a computer to accomplish a desired result or outcome by acting on data.

        1.7. "Reproduction" or "to reproduce" means to make copies of the Source or Object Code version of the Software Product for purposes of "distribution". Reproduction shall include the making of copies of the Software Product in any form currently used in the industry or in any form which may be developed.

        1.8. "Software Product" means the Program(s) listed in Paragraph 3 and the Documentation, collectively, in the form in which it is distributed to Licensee.

        1.9.   "Source   Code"   means  the  Program   when   written  in  human
understandable form in a higher level computer language.

        1.10. All terms used herein are defined in the Management Information Services Agreement dated August 25, 1993 ("MIS Agreement"), and shall have the meaning therein attributed to them unless they are defined otherwise herein, whether or not the MIS Agreement has been terminated.

2. Grant of License. AGIS hereby grants to Licensee a non-exclusive right to use the Software Product specifically set forth in Paragraph 3 herein for the purposes of Licensee's business operations. As used in this Agreement, Licensee's "business operations" shall mean the corporate business activities of Licensee and its affiliates inclusive of its arrangement with Motor Club of Iowa Insurance Company and other insurance companies which Licensee and AGIS agree in writing shall be allowed access to the Software Product. Such business operations shall expressly include use of the Software Product by Pool Participants' insurance agents via the AMANDA+ program and by Licensee in its position as administrator of the Pooling Agreement. AGIS and Licensee acknowledge that full and adequate consideration for the granting of the license has been provided to AGIS pursuant to the Asset Transfer Agreement dated December 31, 1986, the Management Information Services Agreement dated December 31, 1986 (as amended from time to time), and among other things, the assistance of Pool Participants' employees to AGIS programmers in the development of the Software Product licensed hereunder. AGIS and Licensee further acknowledge that it was the intent of the parties to the Asset Transfer Agreement and the Management Information Services Agreement, both dated December 31, 1986, that AGIS provide a perpetual license of the Software Product to AMCO and the other Pool Participants.

3. Software Product Licensed. The Software Product referenced in said Agreement shall consist of the following Programs:

ABC                                      DAILY EDIT AND BALANCE                       MICROFILM INDEXING
ACCOUNTING REPORTING                     DIRECT MARKETING                             MOTOR VEHICLE REPORT
SYSTEM                                   ACCOUNT                                      PAK CONTROL
ADVICE/REVIEW                            DIVIDENDS                                    PAYROLL
AGENCY PROCESSING GUIDES                 DRAFT LOG SYSTEM                             PERSONAL AUTO
AGENCY PRODUCTION                        DRAFT RECONCILIATION                         PERSONNEL
AGENTS ACCOUNT CURRENT                   DWELLING FIRE                                PLANNING DEPARTMENT
AGENTS CONTEST                           ENDORSEMENT TEXT FILE                        PLEASURE BOATOWNERS
AGENTS MASTERFILE                        EXPENSE REPORTING                            POLICY ENTRY
AGENTS STATEMENT AND                     EXPERIENCE RATING                            POLICY EXPIRATIONS
AGING                                    SYSTEM                                       POLICY REGISTER
ALPHA SEARCH                             EXPIRATIONS                                  PROCESS CASH/SUSPENSE
AMANDA PLUS                              FARM                                         PROCESSING SUSPENSE AND
ASSIGNED RISK                            FLEX BILLING                                 CASH PRODUCTIVITY
BALANCING SYSTEM                         FLEXIBLE BENEFITS                            INFORMATION DEPARTMENT
BONDS                                    FORM LETTER GENERATOR                        PROFIT SHARE
BUREAU AND STATISTICAL                   FORMATION                                    PROMPTING
BUSINESSOWNERS                           FORMS AND PRINTING                           RECORDS MANAGEMENT
CASH CONCENTRATION FUND                  FREEDOM PACKAGE                              RECREATIONAL VEHICLE
CASH DISBURSEMENT                        GENERAL LIABILITY                            REINSURANCE
CBI                                      GROUP 1                                      REMINDER/REMARKS
CERTIFICATE SYSTEM                       HOMEOWNERS                                   SAFETY MANAGEMENT
CHECK RECONCILIATION                     HUMAN RESOURCES                              STATISTIC CLASS MASTER
CLAIMS REPORTS                           INLAND MARINE                                STATUTORY AND FINANCIAL
CLAIMS                                   INPUT/OUTPUT MODULES                         SURETY BOND BILLING
CODE CARD ENTRY                          INTERNAL REVENUE                             SYSM
CODING MANUAL AND BUREAU                 INVENTORY AND SUPPLY                         TABLE SYSTEM
COMMERCIAL AUTO                          MANAGEMENT EXPERIENCE                        TELEMARKETING
COMMERCIAL PROPERTY                      REPORTS                                      UNDERWRITING
CORRESPONDENCE SYSTEM                    MANUAL POLICY                                WORKMAN'S COMPENSATION
CRIME                                    PROCESSING                                   ASSIGNED RISK
CROP SYSTEM ENTRY                        MARK IV PROGRAMS
                                         MARKETING REPORTING
                                         MCIIC

        Licensee will be provided the aforementioned Software Product for use on both the Mainframe Computer and Personal Computer. Licensee will be provided the Source Code for the Mainframe Computer and the Object Code for the Personal Computer.


4. Updates, Corrections, Modifications. AGIS shall provide Licensee with the correction, modification, improvement, enhancement, upgrade, and update of the Software Product in consideration for payment of the Annual Product Support/Maintenance Fee of $250,000 on the first business day of each year in order to obtain all enhancements and upgrades made to the Software Product for that year.

5. Taxes. In addition to the payments provided for herein, Licensee shall pay any excise, sales, use, privilege, or other similar taxes levied or based upon payments made pursuant to this Agreement.

6. AGIS' Warranties. AGIS warrants that it is the sole owner of all rights to the Software Product and has full and unrestricted authority to copyright it and to enter into this Agreement, that the Software Product is an original work, and that it has not previously entered into a contract involving this work which would prohibit this Agreement. AGIS warrants further that the Software Product has not been assigned, transferred, or otherwise encumbered, that the Software Product does not infringe upon any copyright, patent, or trade secret of any third party, and that the Programs reasonably conform to Documentation. All warranties set forth herein shall be null and void in the event Licensee makes unauthorized use of or an unauthorized modification to the Software Product. THE WARRANTY PROVIDED HEREIN IS IN LIEU OF ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7. Limitation of Liability. AGIS will defend, indemnify, and hold Licensee harmless against all claims, costs, damages, and expenses, including attorney's fees, that Licensee may sustain or incur by reason of an infringement or other similar violation by the Software Product of any copyright, patent, or trademark. AGIS and Licensee agree to notify each other promptly of any third party claim and to fully cooperate in the defense thereof. Notwithstanding the foregoing, it is expressly agreed and understood that AGIS shall not be liable for any direct, indirect, incidental, consequential, or similar damages or for lost data or profits to Licensee or any other entity or person which arise from Licensee's use of the Software Product. Licensee shall indemnify and hold AGIS harmless against any such damages, including attorney's fees, which arise from Licensee's use of the Software Product. Licensee further acknowledges and agrees that AGIS' liability to Licensee under this Agreement shall not exceed and shall be limited to, regardless of Licensee's damage or injury, the total amount received by AGIS under this Agreement.

8. Prohibited Use. Licensee agrees that it shall not create software that emulates the functionality of the Software Product. Licensee further agrees that it shall not reverse engineer the Software Product by decompilation and disassembly. It is expressly understood and agreed that the reproduction or distribution of the Software Product, Source Code, Object Code, or any copy thereof by Licensee is strictly prohibited at any time.

9. Copying. Licensee may copy the Software Product or any part thereof at Licensee's cost for the sole purpose of Licensee's business operations and disaster recovery; provided, however, that Licensee shall have sole responsibility for insuring that no distribution of any such copy occurs. All copies shall display all copyright notices and be labeled externally as the property of AGIS. The use of any copies is subject to the terms and conditions of this Agreement. Licensee shall keep an accurate and complete record of all such copies made.

10. Use with Multiple Computers or Terminals. Licensee may use the Software Product on any computer(s) or terminals it deems necessary. Licensee shall have the right to make back-up copies of the Mainframe Computer Source Code and any number of copies of the Personal Computer Object Code and Documentation, if any.

11. Third-Party Processing. It is expressly understood and agreed that Licensee shall not use the Software Product for any transaction which does not involve its business operations. It is further expressly understood and agreed that Licensee's business operations as described in Paragraph 2 herein shall not include, without AGIS' express written consent, any use of the Software Product for the purpose of any transaction (1) undertaken for a fee or other consideration which is not contemplated herein or (2) which is not reasonably related to Licensee's business operations.

12. Proprietary Rights and Nondisclosure. Licensee hereby acknowledges the proprietary status of the Software Product, including, but not limited to, trade secret, copyright and trademark interests. The Software Product embodies substantial creative efforts and contains trade secrets comprised of confidential information, ideas, and expressions, including, but not limited to, specific design and structure of the individual Programs. Access to the Software Product by Licensee employees and agents shall be limited to a need-to-know basis, and Licensee shall use reasonable means, in any event not less than that used to protect Licensee's own proprietary materials, to safeguard the confidential status of the Software Product. Licensee acknowledges that unauthorized disclosure of the Source Code will cause material damage to AGIS. Licensee recognizes that a substantial piracy problem exists in the software industry. Licensee shall notify AGIS of any instance of illegal copying of AGIS products which comes to its attention and shall assist in prosecuting any infringers.

13. Source Code. AGIS shall make available to Licensee without charge the Source Code for the Software Product set forth in Paragraph 3 herein.

14. Term. This Agreement shall survive the termination of the MIS Agreement and continue in perpetuity.

15. Amendments. Any changes to this Agreement and further obligations of the parties to each other must be in writing and executed by their respective duly authorized officers.

16.     Arbitration.

        (a) Consent to Arbitration. Each party to this Agreement hereby consents and agrees that any dispute between the parties hereto with respect to the interpretation, performance, or breach of any of the terms of this Agreement or the transactions contemplated hereby which cannot be resolved by the Coordinating Committee shall be referred to arbitration conducted in accordance with the rules and procedures of the American Arbitration Association ("AAA"), upon written request of either party hereto delivered to the other party. Within thirty (30) days of the delivery of such written notice, each party involved shall nominate an AAA-licensed arbitrator (the "Party Arbitrators"). Within thirty (30) days of their nomination, if there are two Party Arbitrators, the Party Arbitrators shall select a third AAA-licensed arbitrator (the "Third-Arbitrator") and shall give the parties hereto written notice of such choice. If each party selects a Party Arbitrator, the three Party Arbitrators selected shall constitute the Arbitrators without further selection.

        (b) Authority of Arbitrators. The arbitrators shall be empowered to decide all issues submitted to arbitration using principles of law and equity and, if required, by application of any customary practices in the insurance and reinsurance industries. The arbitrators shall be relieved of all judicial formalities and shall not be required to follow any rules of evidence except as such rules may be imposed on arbitration proceedings conducted in accordance with the laws of the State of Iowa, but the arbitrators shall attempt to enforce the intents and purposes of this Agreement to the extent practicable and in accordance with Iowa law. The decision of a majority of the arbitrators shall be final and binding on each of the parties to the arbitration proceeding.

        (c) Expenses; Location. Each party to the dispute shall bear the expenses of its respective Party Arbitrator and shall jointly share all other expenses of the arbitration proceeding and the expenses of the Third Arbitrator. The arbitration proceeding shall take place at Des Moines, Iowa unless another location is mutually agreed upon by the parties. The arbitration proceeding shall be governed by the laws of the State of Iowa. The parties hereto hereby agree that any information respecting any matters submitted to arbitration in accordance with the foregoing or any aspect of the arbitration proceeding itself shall be treated as confidential and will not be disclosed to anyone not employed or acting on behalf of a party hereto in connection with such arbitration or used at any time in any manner that is adverse to the interests of either party hereto but, in any such case, such information may be disclosed if such disclosure is made in connection with either party's prosecution or defense of any legal proceedings or if such disclosure is required pursuant to a subpoena or other legal order issued by any judicial or regulatory body or is otherwise required by law.

        (d) Restriction. Anything set forth herein to the contrary notwithstanding, with respect to any issue to be determined by arbitration each of the parties to the arbitration proceeding shall submit in writing to the arbitrators the party's proposed resolution of such issue. The arbitrators shall be constrained in their decision relating to such issue to select only between the proposed resolutions of the parties, and the arbitrators shall have no discretion to fashion any compromise or other resolution of the issue submitted for arbitration.

17. Assignment. This Agreement, including any or all rights and obligations hereunder, shall not be assigned by any of the parties to any third party without the prior written consent of all of the other party. Except as otherwise provided in this Agreement, the obligations and rights of the parties shall be binding upon and inure to the benefit of any assignee, transferee, successor, or receiver of each of the parties.

18. Waiver; Remedies. No delay or omission of any party to this Agreement to exercise any right or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein; and any single or partial exercise of any such right or power shall not preclude other or further exercise thereof or the exercise of any other right. In addition to any rights granted herein, the parties hereto shall have and may exercise any and all rights and remedies now or hereafter provided by law except as may be limited by Paragraph 16 of this Agreement.

19. Permissive Release of Confidential Information. Notwithstanding the provisions of Paragraph 13 of this Agreement, any proprietary information may be used in connection with any arbitration relating to the transactions contemplated by this Agreement and such information may be disclosed if such disclosure is made in connection with the parties' prosecution or defense of any legal proceedings or if such disclosure is required pursuant to a subpoena or other legal order issued by any judicial or regulatory body or is otherwise required by law.

20. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by certified or registered mail (return receipt requested) to ALLIED Group Information Systems at 3820 109th Street, Urbandale, Iowa 50391-1001 and to AMCO Insurance Company at 701 5th Avenue, Des Moines, Iowa 50391-2013. Any notice given as provided in this Paragraph 20, if given personally, shall be effective upon delivery, or if given by certified or registered mail, shall be effective three days after deposit in the mail. Any party hereto may change the address at which it is to be given notice by giving notice to the other party as provided in this Paragraph 20.

21. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Iowa and shall be construed and interpreted under the laws of such state applicable to contracts made and to be performed entirely within such state.

22. Enforceability. If any one or more of the covenants, agreements, provisions, or other terms of this Agreement shall be for any reason whatsoever determined to be invalid, then such terms shall be deemed severable from the remaining terms of this Agreement and shall in no way affect the validity or enforceability of the other terms of this Agreement and such invalid terms shall be replaced by valid terms bearing the closest possible similarity in substance so that the intentions and purposes being the basis of this Agreement could be enforced to the greatest extent permitted by law.

23. Survival of Representations, Warranties and Covenants. All covenants, representations, and warranties made in this Agreement by any of the parties hereto shall be effective on the effective date hereof and thereafter.

24. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

25. Headings. The headings in the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

26. Entire Agreement. This Agreement, including the schedules and addenda referred to herein and any documents executed by the parties simultaneously herewith constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, between the parties with respect to the transaction contemplated herein. Provided, however, the foregoing shall not operate or be construed to prohibit proof of prior understandings and agreements between or among the parties to the extent necessary to properly construe or interpret this Agreement.


Agreed to and effective as of the date set forth above.

ALLIED Group Information                             AMCO Insurance Company
Systems, Inc.



By:___________________________                    By____________________________

Title:________________________                    Title:________________________

                                   ADDENDUM B

I. AMCO. AMCO, as administrator of the Pooling Agreement, shall reimburse AGIS for its Net Operating Costs in exchange for AGIS providing
        AMCO the services under this Agreement. AGIS' Net Operating Costs, as used in this Agreement, is the difference between all costs AGIS incurs on a monthly basis less the sum of income AGIS accrues on a monthly basis from providing services to all companies other than AMCO as administrator of the Pooling Agreement. In order to reimburse AGIS for its Net Operating Costs, AMCO will forward to AGIS $1,000,000 on the first of each month and $600,000 on the fifteenth of each month. At the end of each month, AGIS will either bill AMCO if the amount forwarded does not cover the Net Operating Costs or credit AMCO if the amount forwarded exceeds the Net Operating Costs. AMCO will promptly pay AGIS any bill it incurs hereunder and AGIS will promptly pay AMCO any credit it incurs hereunder. AMCO shall incur no other charges for services under this Agreement.

II. ALLIED Life. ALLIED Life shall pay AGIS on a monthly basis fees for services under this Agreement in accordance with the following:

        (a)   $37.50   per   hour   for    Programming/Development    time   and
              Methods/Procedures time.

        (b) For the services provided under Section 2.12 ("Equipment Leasing"), lease payments shall be made by ALLIED Life monthly upon receipt of a bill from AGIS. The interest rate used to calculate the lease payments shall be 2 basis points over the T-bill rate adjusted quarterly. At the expiration of the lease term for each item of Equipment, ALLIED Life may elect to continue using the Equipment at no charge.

        (c) ALLIED Life shall also pay fees in accordance with Sections VI through X of this Addendum.

        (d) ALLIED Life shall reimburse AGIS for the actual costs AGIS incurs on a monthly basis for providing ALLIED Life the services provided under Sections 2.1 ("General MIS"), 2.2 ("PC Support"), 2.7 (a) ("Printing--Forms and Reports"), and 2.8 ("Policy Assembly"). In order to reimburse AGIS for the cost of these services, ALLIED Life will forward $56,250 at the end of each month as an estimation of the costs of providing the services for that month.

        (e)   At the end of the calendar  year,  AGIS will  calculate its actual cost of  providing  these  services  and compare it to the monthly payments forwarded to AGIS for the services by ALLIED Life. If the total actual costs exceed the total monthly payments made,  ALLIED
              Life will promptly pay the difference to AGIS. If the total actual costs are less than the total  monthly  payments  made,  AGIS will promptly refund the difference to ALLIED Life.
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        The  aforementioned  fees shall be  renegotiated by ALLIED Life and AGIS each calendar year. If ALLIED Life and AGIS are unable to agree on an annual fee for the next calendar year by December 15th of each year, the calculation of a reasonable annual fee for the next calendar year shall be submitted to the Coordinating Committee for resolution.

III. AGI Human Resources. For the services provided by AGIS to AGI's human resources department under Sections 2.1 ("General MIS"), 2.2 ("PC Support"), and 2.7(a) ("Printing--Forms and Reports"), AGI shall pay to AGIS $42.00 per hour for Programming/Development time and $40.00 per hour for Methods/Procedures time. Each year, beginning January 1, 1996, this hourly rate shall be recalculated based upon estimated costs for the year in question. Such fees shall be billed and paid monthly. If applicable, AGI shall also pay fees in accordance with Sections VI through XI of this Addendum.

IV. AGIMC. AGIMC shall pay AGIS for services under this Agreement in accordance with the following:

        (a)   For the services  provided under Sections 2.1 ("General  MIS") and
              2.2 ("PC Support"), AGIMC shall pay to AGIS $42.00 per hour for Programming/Development time and $40.00 per hour for Methods/Procedures. Such fees shall be billed and paid monthly. Each year, beginning January 1, 1996, this hourly rate shall be recalculated based upon estimated costs for the year in question.

        (b) For the services provided under Section 2.12 ("Equipment Leasing"), lease payments shall be made by AGIMC monthly upon receipt of a bill from AGIS. The interest rate used to calculate the lease payments shall be adjusted on the first business day of each quarterly period to a rate equal to 2% over the prime rate on such day. At the expiration of the lease term for each item of Equipment, AGIMC may elect to continue using the Equipment at no charge.

        (c) If applicable, AGIMC shall also pay fees in accordance with Sections VI through XI of this Addendum.

V. Programming. Each of the Companies (except as may be provided elsewhere for AMCO, ALLIED Life, AGI, and AGIMC) which request that AGIS provide Programming/Development services shall pay a rate of $52.50 per hour. Each of the Companies (except for AMCO, ALLIED Life, AGI, and AGIMC) which request that AGIS provide Methods/Procedures services shall pay $40.00 per hour. Such fees shall be billed and paid monthly. Each year, beginning January 1, 1996, this hourly rate shall be recalculated based upon estimated costs for the year in question.

VI. Typesetting/Other Printing. The Companies which request that AGIS provide typesetting services in accordance with Section 2.7(b) ("Printing--Typesetting/Other Printing") shall pay a rate of $22.00 per

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        hour.  Such fees shall be billed and paid  monthly.  Any other  printing services shall be provided by AGIS to any of the Companies for a fee to be negotiated between AGIS and such company in addition to the fees specified in this Addendum B.

VII. PC Maintenance. If AGIS assists in coordinating third-party vendor maintenance for the personal computers of any of the Companies, such Companies agree to pay upon receipt of an invoice from AGIS the third-party vendor's actual charges as billed to AGIS.

VIII. Postage/Mail Processing. For the services provided under Section 2.9, the Companies which have offices located in Polk County, State of Iowa, shall pay AGIS for mail processing as follows:

        (a) the Companies shall reimburse AGIS for the actual cost of postage utilized,

        (b) if AGIS performs any mail inserting services for any of the Companies, such Companies shall pay AGIS $0.027 per item,

        (c) if AGIS performs any proof of mail services for any of the Companies, such Companies shall pay AGIS $0.051 per item,

        (d) if AGIS performs any outgoing mail sorting services for any of the Companies, such Companies shall pay AGIS $0.027 per item,

        (e) if AGIS performs incoming mail sorting services for any of the Companies, such Companies shall pay AGIS $0.027 per item,

        (f) if AGIS performs special handling services in mail processing, it will be billed at $0.051 per item, and

        (g) if AGIS performs remittance processing, it will be billed at $0.10 per item.

         The number of items and the fees shall be billed to each of the Companies utilizing the services and paid by each of them monthly.

IX. Telephone/Communications. The Companies which request that AGIS provide telephone/communications equipment under Section 2.11 ("Telephone and Communications") shall pay to AGIS a mutually agreed upon monthly fee for the equipment. Each of the Companies requesting long-distance communication services (the "Long-Distance Companies") will pay a monthly charge based upon the proportion of their actual long distance minutes to the total actual long distance minutes used by the Long-Distance Companies overall.

X. Taxes. AGIS shall pay any sales, use, and personal property taxes which may be due and owing with respect to the Equipment leased or with

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        respect  to the  services  provided  under  this  Agreement.  AGIS shall receive reimbursement from the appropriate Companies for any sales or use tax paid. AGIS shall be ultimately responsible for any personal property tax which may be due and owing with respect to the purchase or ownership of any Equipment leased under this Agreement.